Exhibit 99.1

Southland Receives Notice of Noncompliance with NYSE American Continued Listing Standards

GRAPEVINE, Texas, [September 25, 2026] – On September 23, 2026, Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (the “Company”) received notification (the “Notice”) from NYSE Regulation of the NYSE American LLC (“NYSE American”) that the Company is no longer in compliance with NYSE American’s continued listing standards. Specifically, the Notice states that the Company is not in compliance with the continued listing standards set forth in Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(i) requires a listed company to have stockholders’ equity of $2.0 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4.0 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company reported stockholders’ deficit of $248.2 million at June 30, 2026, and had reported net losses in its last three fiscal years. The Company is also not currently eligible for any exemption in Section 1003(a) of the Company Guide from the stockholders’ equity requirements.

The Company must submit a plan by October 23, 2026, advising NYSE Regulation of actions the Company has taken or will take to regain compliance with the continued listing standards by March 23, 2028. The Notice has no immediate impact on the listing of the Company’s shares of common stock and warrants, which will continue to be listed and traded on the NYSE American under the symbols “SLND” and “SLND WS,” respectively, during this period, subject to the Company’s compliance with the other listing requirements of the NYSE American.

The Company intends to submit a plan to NYSE Regulation by October 23, 2026, outlining the actions it has taken or intends to take to regain compliance with the continued listing standards. If NYSE Regulation accepts the Company’s plan, the Company expects to be able to continue its listing during the plan period and will be subject to continued periodic review by the NYSE Regulation staff. If the Company does not submit a plan or if the plan is not accepted, delisting proceedings will commence. Furthermore, if the plan is accepted but the Company is not in compliance with the continued listing standards by March 23, 2028, or if the Company does not make progress consistent with the plan during the plan period, NYSE Regulation staff will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide. The receipt of the Notice does not affect the Company’s business operations or its reporting obligations with the SEC.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunneling, communications, data centers, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

Forward-Looking Statements

This press release contains, and Southland’s officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “continue,” “expect,” “may,” “plan,” “future,” “will,” “would,” and similar references to future periods. Forward-looking statements may include, among others, statements regarding Southland’s future business, plans, strategies, operating results, financial condition, liquidity and other anticipated events or trends. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. These risks and uncertainties include, but are not limited to, the Company’s ability to timely submit its plan to NYSE American, the acceptance of the Company’s plan by NYSE American, and the Company’s ability to regain compliance with the continued listing standards set forth in the Company Guide by March 23, 2028. Forward-looking statements are made as of the date of this press release, and except as required by law the Company expressly disclaims any obligation or undertaking to update forward-looking statements.

Southland Contacts:

Keith Bassano

Chief Financial Officer

kbassano@southlandholdings.com

Alex Murray

Vice President, Corporate Development & Investor Relations

amurray@southlandholdings.com